SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    Form 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) July 7, 1997

                NATIONAL MICRONETICS, INC.
             (Exact name of registrant as specified in its charter)


       Delaware             0-7207                 14-1507019
(State or other         (Commission File       (IRS Employer
 jurisdiction of         Number)                Identification No.)
 incorporation)


71 Smith Avenue, Kingston, New York                       12401
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code (914) 338-0333)

This document contains   3   pages.










Item 4. Change in Registrant's Certifying Accountant

(a) KPMG Peat Marwick LLP ("KPMG") was previously the independent public accountants of National Micronetics, Inc. On July 7, 1997, that firm's appointment as the independent public accountants was terminated. The decision to change accountants was approved by the Board of Directors.

The reports of KPMG on the Company's financial statements for the fiscal years ended June 24, 1995 and June 29, 1996 declined to express an opinion on the financial statements due to the uncertainty caused by recurring losses and ongoing liquidity issues of the Company. The reports were not qualified or modified as to audit scope or accounting principles.

In connection with the audits of the Company's financial statements for each of the fiscal years ended June 24, 1995 and June 29, 1996, and the subsequent period from June 30, 1996 to July 7, 1997, there were no disagreements with KPMG on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to such matter of disagreement in its report.


(b)  The Company's Board of Directors has engaged Sung I. Rhee,
C.P.A. as of July 7, 1997 as the Company's independent public accountant for its fiscal year ended June 28, 1997.


Item 7. Financial Statements and Exhibits

Exhibit 16 Letter from KPMG Peat Marwick LLP to the Securities and Exchange Commission dated July 10, 1997.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                   National Micronetics, Inc.
                                          Registrant

                                  By      Yoon H. Choo
                                          Yoon H. Choo
                                          President and Chief
                                          Executive Officer

July 10, 1997
   Date
                                                 Exhibit 16


KPMG Peat Marwick LLP
74 North Pearl Street
Albany, NY   12207







July 10, 1997


Securities and Exchange Commission
Washington, D.C.   20549


Ladies and Gentlemen:


We were previously principal accountants for National Micronetics, Inc. and, under the date of August 28, 1996, we reported on the financial statements of National Micronetics, Inc. as of and for the years ended June 29, 1996 and June 24, 1995. On July 7, 1997, our appointment as principal accountants was terminated. We have read National Microntics, Inc.'s statements included under Item 4 of its Form 8-K dated July 7, 1997, and we agree with such statements, except that we are not in a position to agree or disagree with National Micronetics, Inc.'s statement that the change was approved by the Board of Directors.


Very truly yours,

KPMG Peat Marwick LLP